                                                                    Exhibit 10.5



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                           FIVE YEAR CREDIT AGREEMENT

                            DATED AS OF MAY 25, 2000

                                      AMONG

                      NATIONWIDE MUTUAL INSURANCE COMPANY,
                       NATIONWIDE LIFE INSURANCE COMPANY,
                      NATIONWIDE FINANCIAL SERVICES, INC.,

                                  THE LENDERS,

                                  BANK ONE, NA
                                    AS AGENT,

                            THE CHASE MANHATTAN BANK,
                              AS SYNDICATION AGENT,

                              THE BANK OF NEW YORK
                                       AND
                               CITIBANK USA, INC.,
                           AS CO-DOCUMENTATION AGENTS,

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.
                      AS LEAD ARRANGER AND SOLE BOOK RUNNER




================================================================================

                                TABLE OF CONTENTS

SECTION                                                                    PAGE
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
ARTICLE I  DEFINITIONS............................................................................................1

ARTICLE II  THE CREDITS..........................................................................................16
   2.1  The Facility.............................................................................................16
   2.2  Ratable Advances.........................................................................................17
   2.3  Competitive Bid Advances.................................................................................18
   2.4  Method of Borrowing......................................................................................22
   2.5  Commitment Fee; Reduction and Increase of Aggregate Commitment...........................................22
   2.6  Minimum Amount of Each Ratable Advance; Minimum Amount of
                Fixed Rate Advances..............................................................................23
   2.7  Optional Principal Payments..............................................................................23
   2.8  Changes in Interest Rate, etc............................................................................23
   2.9  Rates Applicable After Default...........................................................................24
   2.10 Method of Payment........................................................................................24
   2.11 Noteless Agreement; Evidence of Indebtedness.............................................................24
   2.12 Telephonic Notices.......................................................................................25
   2.13 Interest Payment Dates; Interest and Fee Basis...........................................................25
   2.14 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions..........................26
   2.15 Lending Installations....................................................................................26
   2.16 Non-Receipt of Funds by the Agent........................................................................26

ARTICLE III  YIELD PROTECTION; TAXES.............................................................................27
   3.1  Yield Protection.........................................................................................27
   3.2  Changes in Capital Adequacy Regulations..................................................................27
   3.3  Availability of Types of Advances........................................................................28
   3.4  Funding Indemnification..................................................................................28
   3.5  Taxes....................................................................................................28
   3.6  Lender Statements; Survival of Indemnity.................................................................31

ARTICLE IV  CONDITIONS PRECEDENT.................................................................................31
   4.1  Initial Advance..........................................................................................31
   4.2  Each Advance.............................................................................................32

ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................33
   5.1  Existence and Standing...................................................................................33
   5.2  Authorization and Validity...............................................................................34
   5.3  No Conflict; Government Consent..........................................................................34
   5.4  Financial Statements.....................................................................................34
   5.5  Material Adverse Change..................................................................................35
   5.6  Taxes....................................................................................................35

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                                TABLE OF CONTENTS (CONTINUED)

SECTION                                                                    PAGE
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

   5.7  Litigation and Contingent Obligations....................................................................36
   5.8  Subsidiaries.............................................................................................36
   5.9  ERISA....................................................................................................36
   5.10 Accuracy of Information..................................................................................36
   5.11 Regulation U.............................................................................................37
   5.12 Material Agreements......................................................................................37
   5.13 Compliance With Laws.....................................................................................37
   5.14 Plan Assets; Prohibited Transactions.....................................................................37
   5.15 Environmental Matters....................................................................................37
   5.16 Investment Company Act...................................................................................38
   5.17 Public Utility Holding Company Act.......................................................................38
   5.18 Defaults.................................................................................................38
   5.19 Insurance Licenses.......................................................................................38

ARTICLE VI  COVENANTS............................................................................................38
   6.1  Financial Reporting......................................................................................38
   6.2  Use of Proceeds..........................................................................................40
   6.3  Notice of Default........................................................................................40
   6.4  Conduct of Business......................................................................................41
   6.5  Taxes....................................................................................................41
   6.6  Insurance................................................................................................41
   6.7  Compliance with Laws.....................................................................................42
   6.8  Maintenance of Properties................................................................................42
   6.9  Inspection...............................................................................................42
   6.10 Merger...................................................................................................42
   6.11 Sale of Assets...........................................................................................42
   6.12 Liens....................................................................................................42
   6.13 Affiliates...............................................................................................45
   6.14 ERISA Compliance.........................................................................................45
   6.15 Financial Covenants......................................................................................46

ARTICLE VII  DEFAULTS............................................................................................46
   7.1  Representation or Warranty...............................................................................46
   7.2  Non-Payment of Obligations...............................................................................47
   7.3  Specific Defaults........................................................................................47
   7.4  Other Defaults...........................................................................................47
   7.5  Cross-Default............................................................................................47
   7.6  Voluntary Proceedings....................................................................................47
   7.7  Involuntary Proceedings..................................................................................47
   7.8  Condemnation.............................................................................................48
   7.9  Judgments................................................................................................48
   7.10 Change in Control........................................................................................48

SECTION                                                                    PAGE
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

   7.11 Rate Management Obligation...............................................................................48
   7.12 License..................................................................................................48
   7.13 Violation of Insurance Laws..............................................................................48
   7.14 Directive or Mandate.....................................................................................49
   7.15 Cross-Default With Respect to Other Borrowers............................................................49

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.....................................................49
   8.1  Acceleration.............................................................................................49
   8.2  Amendments...............................................................................................49
   8.3  Preservation of Rights...................................................................................50

ARTICLE IX  GENERAL PROVISIONS...................................................................................50
   9.1  Survival of Representations..............................................................................50
   9.2  Governmental Regulation..................................................................................50
   9.3  Headings.................................................................................................50
   9.4  Entire Agreement.........................................................................................51
   9.5  Several Obligations; Benefits of this Agreement..........................................................51
   9.6  Expenses; Indemnification................................................................................51
   9.7  Numbers of Documents.....................................................................................52
   9.8  Accounting...............................................................................................52
   9.9  Severability of Provisions...............................................................................52
   9.10 Nonliability of Lenders..................................................................................52
   9.11 Confidentiality..........................................................................................52
   9.12 Nonreliance..............................................................................................53
   9.13 Disclosure...............................................................................................53

ARTICLE X  THE AGENT.............................................................................................53
   10.1  Appointment; Nature of Relationship.....................................................................53
   10.2  Powers..................................................................................................53
   10.3  General Immunity........................................................................................53
   10.4  No Responsibility for Loans, Recitals, etc..............................................................54
   10.5  Action on Instructions of Lenders.......................................................................54
   10.6  Employment of Agents and Counsel........................................................................54
   10.7  Reliance on Documents; Counsel..........................................................................54
   10.8  Agent's Reimbursement and Indemnification...............................................................55
   10.9  Notice of Default.......................................................................................55
   10.10 Rights as a Lender......................................................................................55
   10.11 Lender Credit Decision..................................................................................56
   10.12 Successor Agent.........................................................................................56
   10.13 Agent and Arranger Fees.................................................................................56
   10.14 Delegation to Affiliates................................................................................57
   10.15 Co-Agents, Documentation Agent, Syndication Agent, etc..................................................57

SECTION                                                                    PAGE
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
ARTICLE XI  SETOFF; RATABLE PAYMENTS.............................................................................57
   11.1  Setoff..................................................................................................57
   11.2  Ratable Payments........................................................................................57

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...................................................58
   12.1  Successors and Assigns..................................................................................58
   12.2  Participations..........................................................................................58
   12.3  Assignments.............................................................................................59
   12.4  Dissemination of Information............................................................................60
   12.5  Tax Treatment...........................................................................................60

ARTICLE XIII  NOTICES............................................................................................61
   13.1  Notices.................................................................................................61
   13.2  Change of Address.......................................................................................62

ARTICLE XIV  COUNTERPARTS........................................................................................62

ARTICLE XV  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.........................................62
   15.1  CHOICE OF LAW...........................................................................................62
   15.2  CONSENT TO JURISDICTION.................................................................................62
   15.3  WAIVER OF JURY TRIAL....................................................................................63

SECTION                                                                    PAGE
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SCHEDULES

Pricing Schedule
Schedule 1              Commitments
Schedule 5.08           Subsidiaries
Schedule 6.12           Liens


EXHIBITS

Exhibit A-1             Ratable Note
Exhibit A-2             Competitive Bid Note
Exhibit B               Compliance Certificate
Exhibit C               Assignment and Acceptance
Exhibit D               Wire Money Transfer Instructions
Exhibit E               Competitive Bid Quote
Exhibit F               Competitive Bid Quote Request
Exhibit G               Invitation for Competitive Bid Quotes

                           FIVE YEAR CREDIT AGREEMENT

         This Agreement, dated as of May 25, 2000, is among Nationwide Mutual Insurance Company, Nationwide Life Insurance Company, Nationwide Financial Services, Inc., the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

         As used in this Agreement:

         "ABR Advance" means an Advance which, except as otherwise provided in
SECTION 2.9, bears interest at the Alternate Base Rate.

         "ABR Loan" means a Loan which, except as otherwise provided in SECTION 2.9, bears interest at the Alternate Base Rate.

         "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Requesting Borrower pursuant to SECTION 2.3.

         "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Requesting Borrower at the same time and for the same Absolute Rate Interest Period.

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to SECTION 2.3.

         "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than 1 and not more than 270 days commencing on a Business Day selected by the Requesting Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate Loan" means a Loan which bears interest at an Absolute Rate.

         "Advance" means a Ratable Advance or a Competitive Bid Advance.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to ARTICLE X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 5.4(c); PROVIDED, HOWEVER, that for the purposes of all computations required to be made with respect to compliance by any Borrower with SECTION 6.15, such term shall mean generally accepted accounting principles (excluding where SAP is applicable) as in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in SECTION 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day or (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "AMH" means Asset Management Holdings plc, which indirectly owns 100% of the capital stock of Gartmore Investment Management plc.

         "AMH Acquisition" means the acquisition by Nationwide Mutual or one of its Subsidiaries of all or substantially all of the assets of AMH.

         "Annual Statement" means the annual statutory financial statement of any Insurance Company required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Company's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

         "Applicable Facility Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the PRICING SCHEDULE.

         "Applicable Margin" means, with respect to Ratable Advances at any time, the percentage rate per annum which is applicable at such time with respect to Advances as set forth in the PRICING SCHEDULE.

         "Applicable Utilization Fee Rate" means, at any time, the percentage rate per annum at which Utilization Fees are accruing as set forth in the PRICING SCHEDULE.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the Treasurer or any Assistant Treasurer of a Borrower, acting singly.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Borrowers" means, collectively, Nationwide Mutual, Nationwide Life and NFS, and their respective successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" means a Competitive Bid Borrowing Notice or a Ratable Borrowing Notice, as the context may require.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; PROVIDED in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "CDOs" means notes or other instruments secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

         "Change in Control" means (a) in the case of Nationwide Mutual, it shall cease to be a mutual insurance company, (b) in the case of Nationwide Life, it shall cease to be a Wholly-Owned Subsidiary of NFS, and (c) in the case of NFS, it shall cease to be a Subsidiary of Nationwide Mutual.

         "Closing Date" means May 25, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Combined Annual Statement" means the Annual Statement required to be filed by Nationwide Mutual and its affiliated property and casualty insurers.

         "Commitment" means, (a) with respect to each Lender, the amount specified for such Lender on SCHEDULE 1 and (b) with respect to each Person which becomes a Lender after the Closing Date, the amount specified for such Person on the signature page of the Assignment and Acceptance or in the Assumption Agreement, as the case may be, to which it is a party, in each case, as such amount may be permanently terminated or reduced from time to time pursuant to SECTION 2.5(c) or SECTION 8.1.

         "Competitive Bid Advance" means a borrowing hereunder made by some or all of the Lenders on the same Borrowing Date and consisting of the aggregate amount of the several Competitive Bid Loans of the same Type and for the same Interest Period.

         "Competitive Bid Borrowing Notice" is defined in SECTION 2.3.6.

         "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

         "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate (adjusted for reserve costs, if applicable) offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

         "Competitive Bid Note" means any promissory note issued at the request of a Lender pursuant to SECTION 2.11 to evidence its Competitive Bid Loans in the form of EXHIBIT A-2 hereto.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of EXHIBIT E hereto completed and delivered by a Lender to the Agent in accordance with SECTION 2.3.4.

         "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of EXHIBIT F hereto completed and delivered by the Borrower to the Agent in accordance with SECTION 2.3.2.

         "Consolidated Person" means, for any taxable year of reference, each Person which is a member of the affiliated group of such Borrower if consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which such Borrower is a member for state income tax purposes.

         "Consolidated Tangible Net Worth" means at any date the consolidated shareholders' equity of NFS and its consolidated Subsidiaries PLUS any unrealized losses or LESS (a) any unrealized gains (in each case to the extent reflected in the determination of such consolidated shareholders' equity) related, directly or indirectly, to securities available-for-sale, as determined in accordance with Statement of Financial Accounting Standards No. 115 (or any successor statements or amendments thereto) (in each case as affected by any subsequent relevant pronouncements of the Financial Accounting Standards Board or, if and to the extent applicable, the Securities and Exchange Commission) and
(b) Intangible Assets, all determined as of such date in accordance with Agreement Accounting Principles based upon its most recent financial statements prepared in accordance with Agreement Accounting Principles.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, but excluding Contingent Obligations in respect of insurance policies issued in the ordinary course of business or Contingent Obligations incurred by any Borrower in connection with the issuance of a License to a Subsidiary.

         "Conversion/Continuation Notice" is defined in SECTION 2.2.4.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Default" means an event described in ARTICLE VII.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means a Eurodollar Ratable Advance, a Eurodollar Bid Rate Advance, or both, as the context may require.

         "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to SECTION 2.3.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance to a Borrower for the relevant Eurodollar Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, PROVIDED that, (a) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, and (b) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank One's relevant

Eurodollar Ratable Loan, or, in the case of a Eurodollar Bid Rate Advance, the amount of the Eurodollar Bid Rate Advance requested by such Borrower, and having a maturity equal to such Eurodollar Interest Period.

         "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of
(a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Competitive Bid Margin offered by such Lender and accepted by the Requesting Borrower.

         "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Bid Rate Loan" means a Loan which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Interest Period" means, with respect to a Eurodollar Advance to a Borrower, a period of one, two, three or six months commencing on a Business Day selected by such Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter; PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

         "Eurodollar Loan" means a Eurodollar Rate Loan or a Eurodollar Bid Rate Loan, or both, as the context may require.

         "Eurodollar Ratable Advance" means a Ratable Advance to a Borrower which bears interest at a Eurodollar Rate requested by such Borrower pursuant to
SECTION 2.2.

         "Eurodollar Ratable Loan" means a Ratable Loan to a Borrower which bears interest at a Eurodollar Rate requested by such Borrower pursuant to
SECTION 2.2.

         "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by

(a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) any jurisdiction in which the Agent or such Lender maintains a lending office.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility Fee" is defined in SECTION 2.5(a).

         "Facility Termination Date" means May 25, 2005, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

         "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

         "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

         "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any board of insurance, insurance department or insurance commissioner and any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by any of the foregoing.

         "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, including notes issued to an Affiliate in connection with the issuance by such Affiliate of trust preferred securities, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations, (g) Contingent Obligations, (h) obligations in respect of

Surplus Debentures, (i) Net Mark-to-Market Exposure under Rate Management Transactions and (j) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles or SAP, as applicable, would be shown as a liability on the consolidated balance sheet of such Person; PROVIDED, HOWEVER, that for the purpose of determining compliance with SECTIONS 6.15.4 and, with respect to clauses (ii) and (iv) below, SECTION 6.15.5 on any date, "Indebtedness" shall exclude (i) Surplus Debentures which mature more than ten (10) years after such date of determination, (ii) obligations of such Person arising in respect of securities lending activities and securities repurchase or reverse-repurchase activities undertaken in the ordinary course of business in compliance with all applicable laws, (iii) obligations of Nationwide Mutual under a prepaid equity forward contract in an amount not to exceed $800,000,000, the proceeds of which prepaid equity forward contract are used exclusively to finance the AMH Acquisition, and
(iv) indebtedness of such Person incurred in connection with the sale or issuance of CDOs, provided that no Borrower or Subsidiary has any recourse obligations with respect thereto;

         "Insurance Company" means Nationwide Mutual, Nationwide Life or any Insurance Subsidiary.

         "Insurance Subsidiary" means any Subsidiary which is engaged in the business of underwriting policies of insurance.

         "Intangible Assets" means the amount (to the extent reflected in determining such consolidated shareholders' equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets; PROVIDED, that the deferred policy acquisition costs shall not be considered Intangible Assets for the purposes of this definition.

         "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

         "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT G hereto, completed and delivered by the Agent to the Lenders in accordance with SECTION 2.3.3.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or Affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to SECTION 2.15.

         "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to ARTICLE II (or, in the case of a loan made pursuant to SECTION 2.2, any conversion or continuation thereof).

         "Loan Documents" means this Agreement and any Notes issued pursuant to
SECTION 2.11 and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

         "Material Adverse Effect" means, with respect to any Borrower, a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of such Borrower and its Subsidiaries taken as a whole, (b) the ability of such Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Material Affiliate" means:

         (a) in respect of Nationwide Mutual, (i) any other Person which is a party to the Nationwide Insurance Intercompany Pooling Agreement, effective as of January 1, 1999, as amended or supplemented from time to time, and (ii) any of its Material Subsidiaries; and

         (b) in respect of each of Nationwide Life and NFS, any of its Material Subsidiaries.

         "Material Indebtedness" is defined in SECTION 7.5.

         "Material Insurance Subsidiary" means an Insurance Subsidiary which is a Material Subsidiary.

         "Material Subsidiary" means:

         (a) in respect of Nationwide Mutual, any Subsidiary having, as of the date of the Combined Annual Statement most recently delivered to the Lenders pursuant to SECTION 5.4 or SECTION 6.1(d), consolidated assets with a value of at least 1% of the total combined assets set out in such statement; PROVIDED, that, for the purposes of this Agreement, neither Nationwide Life nor NFS nor any of their consolidated Subsidiaries shall be considered to be a Material Subsidiary of Nationwide Mutual; and

         (b) in respect of each of Nationwide Life and NFS, any Subsidiary having, as of the date of the balance sheet most recently delivered to the Lenders pursuant to SECTION 5.4 or SECTION 6.1(a), consolidated assets with a value of at least 1% of the total consolidated assets set out in such statement.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

         "Nationwide Life" means Nationwide Life Insurance Company, an Ohio insurance company.

         "Nationwide Mutual" means Nationwide Mutual Insurance Company, an Ohio mutual insurance company.

         "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

         "NFS" means Nationwide Financial Services, a Delaware corporation.

         "Non-U.S. Lender" is defined in SECTION 3.5(d).

         "Notes" means, collectively, all of the Competitive Bid Notes and all of the Ratable Notes which may be issued hereunder, and "Note" means any one of the Notes.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers or any Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "Other Taxes" is defined in SECTION 3.5(b).

         "Participants" is defined in SECTION 12.2.1.

         "Payment Date" means the last day of each March, June, September and December.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which a Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in SECTION 12.3.1.

         "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Company required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

         "Ratable Advance" means a borrowing hereunder (a) made by the Lenders to a Borrower on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Ratable Loans of the same Type and, in the case of Eurodollar Ratable Loans, for the same Interest Period.

         "Ratable Borrowing Notice" is defined in SECTION 2.2.3.

         "Ratable Loan" means a Loan made by a Lender pursuant to SECTION 2.2 hereof.

         "Ratable Note" means any promissory note issued at the request of a Lender pursuant to SECTION 2.11 to evidence its Ratable Loans in the form of EXHIBIT A-1 hereto.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Management Transactions, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by any Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in SECTION 9.6.

         "Requesting Borrower" is defined in SECTION 2.3.2.

         "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SAP" means, with respect to any Insurance Company, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in
SECTION 5.4(a) and (b); PROVIDED, that, except as otherwise provided in the definition of Agreement Accounting Principles, with respect to the financial covenants contained in SECTION 6.15 hereof, and the related definitions, "SAP" means such statutory accounting practices in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in SECTION 5.4(a) and (b).

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Single Employer Plan" means a Plan maintained by a Borrower or any member of the Controlled Group for employees of such Borrower or any member of the Controlled Group.

         "Statutory Surplus" means, with respect to (a) Nationwide Mutual at any time, the surplus as regards policyholders of Nationwide Mutual at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, page 3, line 27 of the Annual Statement) based upon its most recently filed Quarterly Statement and (b) Nationwide Life at any time, the statutory capital and surplus of Nationwide Life at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, page 3, line 38 of the Annual Statement) based upon its most recently filed Quarterly Statement.

         "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Substantial Portion" means, with respect to the Property of a Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of such Borrower and its Subsidiaries as would be shown in the consolidated financial statements of such Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Borrower and its Subsidiaries as reflected in the financial statements referred to in clause
(a) above.

         "Surplus Debentures" means, as to Nationwide Mutual, debt securities of Nationwide Mutual the proceeds of which are permitted to be included, in whole or in part, as Statutory Surplus as approved and permitted by the insurance department of Nationwide Mutual's state of domicile.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes and Other Taxes.

         "Total Capitalization" means at any time:

         (a) with respect to Nationwide Mutual, the sum of (i) Nationwide Mutual's outstanding Indebtedness and (ii) Nationwide Mutual's Statutory Surplus based upon its most recently filed Quarterly Statement; and

         (b) with respect to NFS, the sum of (i) the consolidated Indebtedness of NFS and its Subsidiaries as of such time and (ii) the consolidated shareholders' equity of NFS and its Subsidiaries as of such time based upon its most recent financial statements prepared in accordance with Agreement Accounting Principles, EXCLUDING, HOWEVER, the effect of any unrealized gain or loss reported under Statement of Financial Accounting Standards No. 115.

         "Transferee" is defined in SECTION 12.4.

         "Type" means, with respect to any Advance, its nature as an ABR Advance, an Absolute Rate Advance, a Eurodollar Bid Rate Advance or a Eurodollar Ratable Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Utilization Fee" is defined in SECTION 2.5(b).

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. References herein to particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby. In the event that any changes in Agreement Accounting Principles or SAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Borrowers, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in order that the criteria for evaluating each Borrower's financial condition will be the same after such changes as if such changes had not occurred.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

2.1      THE FACILITY.

         2.1.1 DESCRIPTION OF FACILITY. The Lenders grant to the Borrowers a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set forth:

               (a) each Lender severally agrees to make Ratable Loans to each of the Borrowers in accordance with SECTION 2.2; and

               (b) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to each of the Borrowers in accordance with
         SECTION 2.3.

         2.1.2 AMOUNT OF FACILITY. In no event may the aggregate principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) to all Borrowers exceed the Aggregate Commitment. The Commitments may be terminated or reduced from time to time pursuant to SECTION 2.5(c) or SECTION 8.1.

         2.1.3 AVAILABILITY OF FACILITY. Subject to the terms of this Agreement, the facility is available from the date hereof to the Facility Termination Date, and the Borrowers may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.1.4 REPAYMENT OF FACILITY. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

         2.1.5 SEVERAL OBLIGATIONS. Each Borrower will be severally obligated for all Advances made to such Borrower and all interest accrued with respect thereto, and no Borrower will be obligated for any Advances made to any other Borrower. Except as provided in this SECTION 2.1.5 and as otherwise expressly provided herein, the Borrowers shall be jointly and severally liable for all other Obligations hereunder.

2.2      RATABLE ADVANCES.

         2.2.1 RATABLE ADVANCES. Each Ratable Advance hereunder shall consist of Loans made to a Borrower from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. The aggregate outstanding amount of Competitive Bid Advances shall reduce each Lender's Commitment ratably in the proportion such Lender's Commitment bears to the Aggregate Commitment regardless of which Lender or Lenders make such Competitive Bid Advances.

         2.2.2 TYPES OF RATABLE ADVANCES. The Ratable Advances may be ABR Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower requesting such Advance in accordance with SECTION 2.2.3.

         2.2.3 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR RATABLE ADVANCES. Each applicable Borrower shall select the Type of Ratable Advance and, in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto from time to time. Such Borrower shall give the Agent irrevocable notice (a "RATABLE BORROWING NOTICE") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each ABR Advance and three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for an ABR Advance may be given by a Borrower not later than 15 minutes after the time which such Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to SECTION 2.3.6 and a Ratable Borrowing Notice for a Eurodollar Ratable Advance may be given not later than 15 minutes after the time such Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to SECTION 2.3.6. A Ratable Borrowing Notice shall specify:

               (a) the Borrowing Date, which shall be a Business Day, of such Ratable Advance,

(b)      the aggregate amount of such Ratable Advance,

(c)      the Type of Ratable Advance selected, and

(d) in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto (which may not end after the Facility Termination
         Date).

         2.2.4 CONVERSION AND CONTINUATION OF OUTSTANDING RATABLE ADVANCES. ABR Advances shall continue as ABR Advances unless and until such ABR Advances are converted into Eurodollar Advances pursuant to this SECTION 2.2.4 or are repaid in accordance with SECTION 2.7. Each Eurodollar Ratable Advance shall continue as a Eurodollar Ratable Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Ratable Advance shall be automatically converted into an ABR Advance unless (i) such Eurodollar Ratable Advance is or was repaid in accordance with SECTION 2.7 or (ii) the Borrower to which such Eurodollar Ratable Advance was made shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Ratable Advance continue as a Eurodollar Ratable Advance for the same or another Eurodollar Interest Period. Subject to the terms of SECTION 2.6, each Borrower may elect from time to time to convert all or any part of an ABR Advance made to such Borrower into a Eurodollar Ratable Advance. Such Borrower shall give the Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of an ABR Advance into a Eurodollar Ratable Advance or continuation of a Eurodollar Ratable Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

               (a) the requested date of such conversion or continuation, which shall be a Business Day,

               (b) the aggregate amount and Type of the Ratable Advance which is to be converted or continued, and

               (c) the amount of such Ratable Advance which is to be converted into or continued as a Eurodollar Ratable Advance and the duration of the Eurodollar Interest Period applicable thereto.

         2.3 COMPETITIVE BID ADVANCES.

         2.3.1. COMPETITIVE BID OPTION. In addition to Ratable Advances pursuant to SECTION 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in SECTION 2.1.2 as to the maximum aggregate principal amount of all outstanding Advances hereunder), each Borrower may, as set forth in this SECTION 2.3, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Advances to such Borrower. Each Lender may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this SECTION 2.3. Each Competitive Bid Advance to a Borrower shall be repaid by such Borrower on the last day of the Interest Period applicable thereto.

         2.3.2. COMPETITIVE BID QUOTE REQUEST. When a Borrower (in such capacity, a "REQUESTING BORROWER") wishes to request offers to make Competitive Bid Loans under this SECTION 2.3, it shall transmit to the Agent by telecopy a Competitive Bid Quote Request so as to be received no later than (i) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction, or (ii) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, specifying:

                (a) the proposed Borrowing Date, which shall be a Business Day, for such Competitive Bid Advance,

                (b) the aggregate principal amount of such Competitive Bid Advance,

                (c) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or an Absolute Rate, or both,

                (d) whether the proposed Competitive Bid Advance will be subject to prepayment, and

                (e) the Interest Period applicable thereto (which may not end after the Facility Termination Date).

The Requesting Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or such other number of days as the requesting Borrower and the Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of EXHIBIT F hereto shall be rejected, and the Agent shall promptly notify the Requesting Borrower of such rejection.

         2.3.3. INVITATION FOR COMPETITIVE BID QUOTES. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to SECTION 2.3.2, the Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT G hereto, which shall constitute an invitation by the Requesting Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this SECTION 2.3.

         2.3.4. SUBMISSION AND CONTENTS OF COMPETITIVE BID QUOTES. (a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each

Competitive Bid Quote must comply with the requirements of this SECTION 2.3.4 and must be submitted to the Agent by telecopy at its offices specified in or pursuant to ARTICLE XIII not later than (i) 9:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Requesting Borrower and the Agent may agree); PROVIDED that Competitive Bid Quotes submitted by Bank One may only be submitted if the Agent or Bank One notifies the Requesting Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to ARTICLES IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Requesting Borrower.

                (b) Each Competitive Bid Quote shall be in substantially the form of EXHIBIT E hereto and shall in any case specify:

                     (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                     (ii) the principal amount of the Competitive Bid Loan for
                which each such offer is being made, which principal amount (A) may be greater than, less than or equal to the Commitment of the quoting Lender, (B) must be at least $25,000,000 and an integral multiple of $1,000,000, and (C) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

                     (iii) in the case of a Eurodollar Auction, the Competitive
                Bid Margin offered for each such Competitive Bid Loan,

                     (iv) the minimum amount, if any, of the Competitive Bid
                Loan which may be accepted by the Requesting Borrower,

                     (v) in the case of an Absolute Rate Auction, the Absolute
                Rate offered for each such Competitive Bid Loan,

                     (vi) the maximum aggregate amount, if any, of Competitive
                Bid Loans offered by the quoting Lender which may be accepted by the Requesting Borrower, and

                     (vii) the identity of the quoting Lender.

                (c) The Agent shall reject any Competitive Bid Quote that:

                     (i) is not substantially in the form of EXHIBIT E hereto or does not specify all of the information required by this SECTION 2.3.4(c),

                     (ii) contains qualifying, conditional or similar language, other than any such language contained in EXHIBIT E hereto,

                     (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes, or

                     (iv) arrives after the time set forth in SECTION 2.3.4(a).

If any Competitive Bid Quote shall be rejected pursuant to this SECTION 2.3.4(c), then the Agent shall notify the relevant Lender of such rejection as soon as practical.

         2.3.5. NOTICE TO REQUESTING BORROWER. The Agent shall promptly notify the Requesting Borrower of the terms (a) of any Competitive Bid Quote submitted by a Lender that is in accordance with SECTION 2.3.4 and (b) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Requesting Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

         2.3.6. ACCEPTANCE AND NOTICE BY BORROWER. Not later than (a) 10:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 10:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Requesting Borrower and the Agent may agree), the Requesting Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to SECTION 2.3.5; PROVIDED, HOWEVER, that the failure by the Requesting Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "COMPETITIVE BID BORROWING NOTICE") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Requesting Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of SECTION 2.3.4(b)(iv)); PROVIDED that:

                      (a) the aggregate principal amount of each Competitive Bid
                 Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                      (b) acceptance of offers may only be made on the basis of
                 ascending Eurodollar Bid Rates or Absolute Rates, as the case may be, and

                      (c) the Requesting Borrower may not accept any offer that
                 is described in SECTION 2.3.4(c) or that otherwise fails to comply with the requirements of this Agreement.

         2.3.7. ALLOCATION BY AGENT. If offers are made by two or more Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; PROVIDED, HOWEVER, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

         2.3.8. ADMINISTRATION FEE. Each Requesting Borrower hereby agrees to pay to the Agent an administration fee of $3,000 for each Competitive Bid Quote Request transmitted by such Requesting Borrower to the Agent pursuant to SECTION
2.3.2. Such administration fee shall be payable in arrears on each Payment Date hereafter and on the Facility Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

         2.4 METHOD OF BORROWING. Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to ARTICLE XIII. Promptly upon its receipt thereof, the Agent will make the funds so received from the Lenders available to the applicable Borrower at the Agent's aforesaid address.

         2.5 COMMITMENT FEE; REDUCTION AND INCREASE OF AGGREGATE COMMITMENT.

             (a) FACILITY FEE. The Borrowers jointly and severally agree to pay to the Agent for the account of each Lender a facility fee (the "FACILITY FEE") at a per annum rate equal to the Applicable Facility Fee Rate on each Lender's Commitment, regardless of usage. Each Borrower shall be obligated to pay to the Agent for the account of each Lender an undivided one-third portion of the Facility Fee, with such Borrower's portion based on its Status (as defined in the Pricing Schedule). The Facility Fee is payable quarterly in arrears on each Payment Date hereafter and on the Facility Termination Date.

             (b) UTILIZATION FEE. For each day on which the aggregate principal amount of all outstanding Advances (including both Ratable Advances and Competitive Bid Advances) exceeds 50% of the Aggregate Commitment, the Borrowers jointly and severally agree to pay to the Agent for the account of each Lender based on each Lender's outstanding Advances a utilization fee (the "UTILIZATION FEE") at a per annum rate equal to the Applicable Utilization Fee Rate on the average daily amount of all outstanding Advances. The Utilization Fee is payable quarterly in arrears on each Payment Date hereafter and on the Facility Termination Date.

             (c) REDUCTIONS IN AGGREGATE COMMITMENT. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6 MINIMUM AMOUNT OF EACH RATABLE ADVANCE; MINIMUM AMOUNT OF FIXED RATE ADVANCES. Each Eurodollar Ratable Advance shall be in the minimum amount of $25,000,000 (and in multiples of $1,000,000 if in excess thereof), and each ABR Advance shall be in the minimum amount of $25,000,000 (and in multiples of $1,000,000 if in excess thereof); PROVIDED, HOWEVER, that any ABR Advance may be in the amount of the unused Aggregate Commitment. No Borrower shall request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than six (6) separate Fixed Rate Advances would be outstanding in respect of all Borrowers.

         2.7 OPTIONAL PRINCIPAL PAYMENTS. Each Borrower may from time to time pay, without penalty or premium, all outstanding ABR Advances, or, in a minimum aggregate amount of $10,000,000, any portion of the outstanding ABR Advances, upon one Business Day's prior notice to the Agent. Each Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by SECTION 3.4 but without penalty or premium, all outstanding Eurodollar Ratable Advances, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Ratable Advances upon three Business Days' prior notice to the Agent. Except as specifically agreed to by the applicable Borrower and Lender, a Competitive Bid Loan may not be paid prior to the last day of the applicable Interest Period. Any optional principal payment of a Competitive Bid Loan which is permitted by such Borrower and such Lender shall be made subject to the payment of any funding indemnification amounts required by SECTION 3.4 and to any minimum amounts agreed upon by such Borrower and such Lender.

         2.8 CHANGES IN INTEREST RATE, ETC. Each ABR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Ratable Advance into an ABR Advance pursuant to SECTION 2.2.4, to but excluding the date it is paid or is converted into a Eurodollar Ratable Advance pursuant to SECTION 2.2.4 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an ABR Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Fixed Rate Advance. No Interest Period may end after the Facility Termination Date.

         2.9 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.2.3 or 2.2.4, during the continuance of a Default or Unmatured Default with respect to any Borrower, the Required Lenders may, at their option, by notice to such Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Ratable Advance to such Borrower may be made as, converted into or continued as a Eurodollar Ratable Advance. During the continuance of a Default with respect to such Borrower, the Required Lenders may, at their option, by notice to such Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each Fixed Rate Advance made to such Borrower shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (b) each ABR Advance made to such Borrower shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, PROVIDED that, during the continuance of a Default with respect to any Borrower under SECTION 7.6 or 7.7, the interest rates set forth in clauses (a) and (b) above shall be applicable to all Advances of all Borrowers without any election or action on the part of the Agent or any Lender.

         2.10 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrowers, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of each Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder with respect to such Borrower.

         2.11 NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (b) The Agent shall also maintain accounts in which it will record
         (i) the amount of each Loan made to each Borrower hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from each Borrower and each Lender's share thereof.

              (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

              (d) Any Lender may request that its Ratable Loans or its Competitive Bid Loans be evidenced by Ratable Notes or Competitive Bid Notes, respectively. In such event, each Borrower shall prepare, execute and deliver to such Lender a Ratable Note or a Competitive Bid Note, as the case may be, payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to SECTION 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to SECTION 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

         2.12 TELEPHONIC NOTICES. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances, submit Competitive Bid Quotes and transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of such Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices, Conversion/Continuation Notices and Competitive Bid Quote Requests to be given telephonically. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.13 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each ABR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the ABR Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any ABR Advance converted into a Eurodollar Ratable Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Fixed Rate Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on ABR Advances shall be calculated for actual days elapsed on the basis of a 365 or 366 day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.14 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Conversion/Continuation Notice, Competitive Bid Borrowing Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.15 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrowers in accordance with ARTICLE XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.16 NON-RECEIPT OF FUNDS BY THE AGENT. Unless a Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

                                  ARTICLE III

                             YIELD PROTECTION; TAXES
                             -----------------------

         3.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

             (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Fixed Rate Loans, or

             (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

             (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Fixed Rate Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Fixed Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Fixed Rate Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Fixed Rate Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Fixed Rate Loans or Commitment, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 AVAILABILITY OF TYPES OF ADVANCES. If (a) any Lender determines that maintenance of its Eurodollar Ratable Loans or Eurodollar Bid Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (b) if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (ii) the interest rate applicable to Eurodollar Ratable Advances does not accurately reflect the cost of making or maintaining Eurodollar Ratable Advances, then the Agent shall, in the case of clause (a) above, suspend the availability of Eurodollar Ratable Advances and Eurodollar Bid Rate Advances and, pursuant to a notice given to the applicable Borrowers from the Agent, require any affected Eurodollar Rate Advances and Eurodollar Bid Rate Advances to be repaid or converted to ABR Advances, subject to the payment of any funding indemnification amounts required by SECTION 3.4, and, in the case of clause (b) above, suspend the availability of Eurodollar Ratable Advances and, pursuant to a notice given to the applicable Borrowers from the Agent, require any affected Eurodollar Ratable Advances to be repaid or converted to ABR Rate Advances, subject to the payment of any funding indemnification amounts required by SECTION 3.4.

         3.4 FUNDING INDEMNIFICATION. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the requesting Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

         3.5 TAXES. (a) All payments by the Borrowers to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

             (b) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

             (c) The Borrowers hereby agree to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this SECTION 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to SECTION 3.6.

             (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrowers and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrowers and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by any Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without ------ limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

             (e) For any period during which a Non-U.S. Lender has failed to provide any Borrower with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this SECTION 3.5 with respect to Taxes imposed by the United States; PROVIDED that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d), above, such Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

             (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

             (g) If the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this SECTION 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

             (h) If any Lender receives a refund which it determines in its sole discretion to be in respect of any Taxes as to which it has been indemnified by any Borrower or with respect to which such Borrower (or any Person acting on behalf of such Borrower) has paid additional amounts pursuant to this SECTION 3.5, then such Lender shall promptly repay such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower (or such Person acting on behalf of such Borrower) under this SECTION 3.5 with respect to Taxes giving rise to such refund), net of all amounts paid pursuant to SECTION 3.5(c) and all out-of-pocket expenses of such Lender or the Agent, as the case may be; PROVIDED, that such Borrower, upon the request of such Lender or the Agent, agrees to return such refund (together with any penalties, interest or other charges due in connection therewith to the appropriate taxing authority or other Governmental Authority) to such Lender or the Agent in the event such Lender or the

         Agent is required to pay or to return such refund to the relevant taxing authority or other Governmental Authority.

         3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under SECTIONS 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Ratable Advances under SECTION 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Agent) as to the amount due, if any, under SECTION 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate or Eurodollar Bid Rate, as the case may be, applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender (which statement shall be conclusive absent manifest error) shall be payable within ten (10) days after receipt by the Borrowers of such written statement. The obligations of the Borrowers under SECTIONS 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

         4.1 INITIAL ADVANCE. The Lenders shall not be required to make the initial Advance hereunder unless the Borrowers have furnished to the Agent with sufficient copies for the Lenders:

             (a) CHARTERS AND GOOD STANDING CERTIFICATES. Copies of the articles or certificate of incorporation of each Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation and, in the case of Nationwide Mutual and Nationwide Life, a certificate of authority (or its equivalent) issued by the insurance department of such Borrower's state of domicile.

             (b) BY-LAWS AND RESOLUTIONS. Copies, certified by the Secretary or Assistant Secretary of each Borrower, of its by-laws or code of regulations and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower is a party.

             (c) INCUMBENCY CERTIFICATES. An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of each Borrower authorized to sign the Loan Documents to which such Borrower is a party and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

             (d) CLOSING CERTIFICATES. A certificate, signed by the chief financial officer of each Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

             (e) OPINION. A written opinion of the Borrowers' counsel, addressed to the Lenders in for and substance acceptable to the Agent and its counsel.

             (f) NOTES. Any Notes requested by a Lender pursuant to SECTION 2.11 payable to the order of each such requesting Lender.

             (g) WRITTEN MONEY TRANSFER INSTRUCTIONS. Written money transfer instructions, in substantially the form of EXHIBIT D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

             (h) PAYMENT OF MORGAN CREDIT AGREEMENT. All principal, interest and other amounts due under that certain Credit Agreement, dated as of August 12, 1996, as amended, among the Borrowers, the financial institutions party thereto and Morgan Guaranty Trust Company of New York, as Administrative Agent, and all other documents related thereto shall have been paid in full and such agreement and all related documents shall have been terminated, and the Borrowers shall have executed and delivered to the Agent such documents as the Agent shall require in connection therewith.

             (i) REGULATORY MATTERS. Receipt of regulatory approvals required by any Governmental Authority as a condition of such Governmental Authority to the making of the Loans hereunder and the consummation of the other transactions contemplated hereby and by the other Loan Documents.

             (j) OTHER. Such other documents as any Lender or its counsel may have reasonably requested.

             4.2 EACH ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

             (a) There exists no Default or Unmatured Default with respect to the applicable Borrower.

             (b) The representations and warranties of the applicable Borrower contained in ARTICLE V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

             (c) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

             (d) Immediately after such Borrower, the aggregate outstanding principal amount of the Loans will not exceed the Aggregate Commitments.

         Each Ratable Borrowing Notice with respect to each such Ratable Advance and each Competitive Bid Borrowing Notice with respect to each such Competitive Bid Advance shall constitute a representation and warranty by such Borrower that the conditions contained in SECTIONS 4.2(a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of EXHIBIT B as a condition to making an Advance.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each Borrower represents and warrants to the Lenders that:

         5.1 EXISTENCE AND STANDING.

             (a) In the case of Nationwide Mutual, such Borrower is a mutual insurance company duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be authorized to conduct business could not reasonably be expected to have a Material Adverse Effect.

             (b) In the case of Nationwide Life, such Borrower is an insurance company duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be authorized to conduct business could not reasonably be expected to have a Material Adverse Effect.

             (c) In the case of NFS, such Borrower is a corporation duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be authorized to conduct business could not reasonably be expected to have a Material Adverse Effect.

             (d) Each of such Borrower's Material Subsidiaries is a corporation, partnership, limited liability company or business trust duly and properly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed or authorized could not reasonably be expected to have a Material Adverse Effect.

         5.2 AUTHORIZATION AND VALIDITY. Such Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by such Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by such Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on such Borrower or any of its Subsidiaries or (b) such Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which such Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Borrower or a Subsidiary of such Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, or any subdivision thereof, or any other Person (including without limitation the shareholders or policyholders, as applicable, of any Person) which has not been obtained by such Borrower or any of its Subsidiaries, is required to be obtained by such Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by such Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4 FINANCIAL STATEMENTS.

             (a) In the case of Nationwide Mutual, the December 31, 1999 Annual Statement of Nationwide Mutual heretofore delivered to the Lenders was prepared in accordance with SAP, and such Annual Statement was prepared and fairly presents the financial condition and operations of Nationwide Mutual as at such date and the results of its operations for the period then ended.

             (b) In the case of Nationwide Life, the December 31, 1999 Annual Statement of Nationwide Life heretofore delivered to the Lenders was prepared in accordance with SAP, and such Annual Statement was prepared and fairly presents the financial condition and operations of Nationwide Life as at such date and the results of its operations for the period then ended.

             (c) In the case of NFS, the December 31, 1999 consolidated financial statements of NFS and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles, and such statements were prepared and fairly present the consolidated financial condition and operations of NFS and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5 MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of such Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect except, with respect to Nationwide Mutual, for the reduction in Nationwide Mutual's Statutory Surplus of approximately $1.5 Billion resulting from the AMH Acquisition.

         5.6 TAXES. Such Borrower and its Subsidiaries have filed all United States federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by such Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles or SAP, as applicable, and as to which no Lien exists; PROVIDED, that for the purposes of determining compliance with this sentence, all representations and warranties made with respect to AMH and its Subsidiaries shall be made only with respect to returns filed and taxes paid from and after the consummation of the AMH Acquisition. The United States income tax returns of such Borrower and its Subsidiaries (other than AMH) have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1995. No tax Liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of such Borrower and its Material Subsidiaries in respect of any taxes or other governmental charges are adequate; PROVIDED, that for the purposes of determining compliance with this sentence, all representations and warranties made with respect to AMH and its Subsidiaries shall be made only with respect to Liens filed and claims asserted from and after the consummation of the AMH Acquisition. For the purpose of this SECTION 5.6, each reference to a Borrower shall be deemed to include a reference to all predecessor entities thereto. In the case of Nationwide Mutual, (a) for all periods ending on or prior to the consummation of the AMH Acquisition, AMH and each of its Subsidiaries paid all taxes due pursuant to said returns or pursuant to any assessment received by it, except such taxes, if any, the nonpayment of which could not reasonably be expected to have a Material Adverse Effect and such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles as in effect in the United Kingdom ("U.K. GAAP"), and as to which no Lien exists, (b) to the best of Nationwide Mutual's knowledge, for all periods ending on or prior to the consummation of the AMH Acquisition, AMH and its Subsidiaries filed all federal tax returns and all other material tax returns required to be filed by it, and (c) to the best of Nationwide Mutual's knowledge, for all periods ending on or prior to the consummation of the AMH Acquisition, the charges, accruals and reserves on the books of AMH and its Material Subsidiaries in respect of any taxes or other governmental charges were adequate under U.K. GAAP.

         5.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting such Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on such Borrower or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, neither such Borrower nor any of its Subsidiaries has any material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 5.4.

         5.8 SUBSIDIARIES. SCHEDULE 5.8 contains an accurate list of all Subsidiaries of such Borrower as of the date of this Agreement, setting forth the percentage of their respective capital stock or other ownership interests owned by such Borrower or other Subsidiaries of such Borrower. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9 ERISA. No Single Employer Plan has an Unfunded Liability. Neither such Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan. Neither such Borrower nor any other member of the Controlled Group has (i) withdrawn from any Plan or initiated steps to do so, or (ii) taken any steps to reorganize or terminate any Plan; PROVIDED, that if any such action has been taken, it could not reasonably be expected to result in liability to the Borrower or any Subsidiary which would have a Material Adverse Effect.

         5.10 ACCURACY OF INFORMATION. No information, exhibit or report furnished by such Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of such Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12 MATERIAL AGREEMENTS. Neither such Borrower nor any Material Subsidiary of such Borrower is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither such Borrower nor any Subsidiary of such Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Indebtedness.

         5.13 COMPLIANCE WITH LAWS. Such Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.14 PLAN ASSETS; PROHIBITED TRANSACTIONS. With respect to Nationwide Mutual and NFS, such Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss.2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code. With respect to Nationwide Life, such Borrower is not, as a result of the significant participation test found in 29 C.F.R. ss.2510.3-101(a)(2)(ii) and (f), an entity deemed to hold "plan assets" of any employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan within the meaning of Section 4975 of the Code, because less than 25% of the value of any class or type of its equity interests is, or could be deemed to be, held by benefit plan investors, as defined in 29 C.F.R. ss.2510.3-101(f)(2). To the knowledge of the Borrower, neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction, within the meaning of Section 406(a) of ERISA or Section 4975 of the Code, that is not the subject of a prohibited transaction class exemption, all of the conditions of which are satisfied by the Borrower.

         5.15 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of such Borrower consider the effect of Environmental Laws on the business of such Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to such Borrower due to Environmental Laws. On the basis of this consideration, such Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither such Borrower nor any Subsidiary of such Borrower has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.16 INVESTMENT COMPANY ACT. Such Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither such Borrower nor any Subsidiary of such Borrower is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.18 DEFAULTS. No Default or Unmatured Default has occurred and is continuing.

         5.19 INSURANCE LICENSES. No License of such Borrower (in the case of Nationwide Mutual and Nationwide Life) or any Material Insurance Subsidiary of such Borrower, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To such Borrower's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing, each Borrower covenants and agrees that:

         6.1 FINANCIAL REPORTING. Such Borrower will maintain, for itself and each Subsidiary of such Borrower, a system of accounting established and administered in accordance with Agreement Accounting Principles or SAP, as applicable, and furnish to the Lenders:

             (a) In the case of NFS, within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, shareholders' equity and cash flows, accompanied by any internal control letter prepared by said accountants.

             (b) In the case of NFS, within 60 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income, shareholders' equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

             (c) (i) In the case of each of Nationwide Mutual and Nationwide Life, upon the earlier of (A) thirty (30) days after the regulatory filing date or (B) seventy-five (75) days after the close of each fiscal year of such Borrower, copies of the unaudited Annual Statement of such Borrower, certified by the chief financial officer or the treasurer of such Borrower, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and (ii) in the case of Nationwide Life, no later than each June 15, copies of such Annual Statement audited and certified by independent certified public accountants of recognized national statement.

             (d) In the case of Nationwide Mutual, (i) upon the earlier of (A) thirty (30) days after the regulatory filing date or (B) seventy-five
         (75) days after the close of each fiscal year of Nationwide Mutual, copies of the unaudited Combined Annual Statement of Nationwide Mutual, certified by the chief financial officer or the treasurer of Nationwide Mutual, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and (ii) no later than each June 15, copies of such Combined Annual Statement audited and certified by independent certified public accountants of recognized national statement.

             (e) In the case of Nationwide Mutual and Nationwide Life, upon the earlier of (i) thirty (30) days after the regulatory filing date or
         (ii) sixty (60) days after the close of each of the first three (3) fiscal quarters of each fiscal year of Nationwide Mutual and Nationwide Life, copies of the unaudited Quarterly Statement of such Borrower, certified by the chief financial officer or treasurer of such Borrower, all such statements to be prepared in accordance with SAP consistently applied through the period reflected therein.

             (f) Together with the financial statements required under SECTIONS 6.1(a), (b), (c) and (e), a compliance certificate in substantially the form of EXHIBIT B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

             (g) Promptly and within any event within ten (10) days after learning thereof, notification of any changes after the Closing Date in the rating given by Moody's, S&P or A.M. Best & Co. in respect of any Borrower.

             (h) Within five (5) Business Days after the receipt thereof by such Borrower, any written communication from the Insurance Department of the State of Ohio (provided that such communication is directed to such Borrower specifically with respect to a particular inquiry and not to insurance companies generally) which asserts in any material respect that such Borrower has an unsound financial condition;

             (i) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

             (j) As soon as possible and in any event within 10 days after such Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such Borrower, describing said Reportable Event and the action which such Borrower proposes to take with respect thereto.

             (k) Promptly upon the furnishing thereof to the shareholders (in the case of NFS) or the policyholders (in the case of Nationwide Mutual), copies of all financial statements, reports and proxy statements so furnished.

             (l) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by such Borrower or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding (or all such assessments, demands, notices, Liens and judicial proceedings, in the aggregate) relates to tax liabilities in excess of ten percent (10%) of (A) in the case of Nationwide Mutual and Nationwide Life, the Statutory Surplus (determined without reduction for any reserve for liabilities) of such Borrower or (B) in the case of NFS, the Consolidated Tangible Net Worth (determined without reduction for any reserve for liabilities) of NFS.

             (m) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2 USE OF PROCEEDS. Such Borrower will, and will cause each Subsidiary of such Borrower to, use the proceeds of the Advances for general corporate purposes. Such Borrower will not, nor will it permit any Subsidiary of such Borrower to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3 NOTICE OF DEFAULT. Such Borrower will, and will cause each of its Material Subsidiaries to, give prompt notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default, (b) any other development, financial or otherwise, relating specifically to such Borrower or any of its Material Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect on such Borrower,
(c) their receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings which could reasonably be expected to result in the revocation or suspension of, any material License now or hereafter held by any Material Insurance Subsidiary of such Borrower which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) their receipt of any notice from any Governmental Authority which could reasonably be expected to result in disciplinary proceedings against or in respect of any Material Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any material judicial or administrative order of which they are aware limiting or controlling the insurance business of such Borrower (in the case of Nationwide Mutual and Nationwide Life) or any Material Insurance Subsidiary of such Borrower (and not the insurance industry generally) which has been issued or adopted and which could reasonably be expected to create a Material Adverse Effect or (f) the commencement of any litigation of which they are aware which could reasonably be expected to create a Material Adverse Effect.

         6.4 CONDUCT OF BUSINESS. Such Borrower will, and will cause each of its Material Subsidiaries to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (b) do all things reasonably necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect, and (c) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for such Borrower (in the case of Nationwide Mutual or Nationwide Life) or any Material Insurance Subsidiary of such Borrower to operate its insurance business in compliance with all applicable laws and regulations except for any License the loss of which could not reasonably be expected to have a Material Adverse Effect; PROVIDED such Borrower (in the case of Nationwide Mutual or Nationwide Life) or any Material Insurance Subsidiary of such Borrower may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by such Borrower's senior management to be in the best interest of such Borrower and could not reasonably be expected to have a Material Adverse Effect; PROVIDED, FURTHER, that nothing provided in this SECTION 6.4 shall prohibit any consolidation, merger, sale, lease or other transfer permitted under SECTION
6.10. Such Borrower shall not change its state of domicile or incorporation without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed.

         6.5 TAXES. Such Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles or SAP, as applicable.

         6.6 INSURANCE. Such Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and such Borrower will furnish to any Lender upon request full information as to the insurance carried; PROVIDED, that such Borrower and its Subsidiaries may self-insure such risks to the extent it deems it prudent to do so.

         6.7 COMPLIANCE WITH LAWS. Such Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

         6.8 MAINTENANCE OF PROPERTIES. Such Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; PROVIDED, HOWEVER, that nothing herein contained shall prevent such Borrower and its Subsidiaries from discontinuing the operation and maintenance of any of its Property if such discontinuance is desirable in the conduct of its business and such Borrower or such Subsidiary has concluded that such discontinuance could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         6.9 INSPECTION. Such Borrower will, and will cause each of its Subsidiaries to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of such Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of such Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. Such Borrower will keep or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles or SAP, as applicable, consistently applied.

         6.10 MERGER. Such Borrower will not merge or consolidate with or into any other Person, except that such Borrower may merge with another Person if (a) such Borrower is the corporation surviving the merger and (b) after giving effect to such merger, no Unmatured Default or Default shall have occurred and be continuing.

         6.11 SALE OF ASSETS. Such Borrower will not, directly or indirectly through one of its Subsidiaries, lease, sell or otherwise dispose of all or any substantial part of the Property of such Borrower and its Subsidiaries, taken as a whole, to any other Person.

         6.12 LIENS. Such Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of such Borrower or any of its Subsidiaries, except:

             (a) Liens existing on the date hereof and described on SCHEDULE
         6.12;

             (b) any Lien on any Property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property; PROVIDED, that such Lien (i) applies only to such acquired Property and (ii) attaches to such Property concurrently with or within 90 days after the acquisition thereof;

             (c) any Lien on any Property of any Person existing at the time such Person is merged or consolidated with or into such Borrower or its Subsidiary; PROVIDED that such Lien (i) applies only to such acquired Property and (ii) is not created in contemplation of such merger or consolidation;

             (d) any Lien existing on any Property prior to the acquisition thereof by such Borrower or its Subsidiary; PROVIDED, that such Lien
         (i) applies only to such acquired Property and (ii) is not created in contemplation of such acquisition;

             (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this SECTION 6.12; PROVIDED, that such Indebtedness is not increased and is not secured by additional Property;

             (f) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due;

             (g) Liens arising in the ordinary course of business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

             (h) Liens on cash and cash equivalents securing Rate Management Obligations; PROVIDED, that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000;

             (i) Liens (i) arising from judicial attachments and judgments, (ii) securing appeal bonds or supersedeas bonds, and (iii) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose); PROVIDED, that (A) the execution or other enforcement of such Liens is effectively stayed, (B) the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and (C) adequate book reserves shall have been established and maintained and shall exist with respect thereto;

             (j) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property; PROVIDED, that such exceptions and encumbrances do not in the aggregate materially detract from the value of such Property or materially interfere with the use of such Property in the ordinary conduct of the business of such Borrower and its Subsidiaries, taken as a whole;

             (k) Liens on Property of a Subsidiary of such Borrower (other than a Subsidiary which is a Borrower); PROVIDED, that such Liens secure only obligations owing to such Borrower;

             (l) in the case of Nationwide Mutual, Liens on securities owned by Nationwide Mutual securing its obligations under a prepaid equity forward contract in an amount not to exceed $800,000,000, the proceeds of which prepaid equity forward contract are used to finance the AMH Acquisition exclusively;

             (m) in the case of Nationwide Mutual and Nationwide Life, Liens on securities, cash and cash equivalents granted in connection with securities lending activities or securities repurchase or reverse-repurchase activities of such Borrower and its Subsidiaries in the ordinary course of business in compliance with all applicable laws; PROVIDED, that the aggregate amount of securities, cash and cash equivalents subject to such Liens may at no time exceed 5% of such Borrower's Statutory Surplus;

             (n) Liens consisting of deposits made by such Borrower (in the case of Nationwide Mutual and Nationwide Life) on behalf of itself or any Insurance Subsidiary or by any Insurance Subsidiary of such Borrower with the insurance regulatory authority in its jurisdiction of formation or other statutory Liens or Liens or claims imposed or required by applicable insurance law or regulation against the assets of such Borrower or any Insurance Subsidiary of such Borrower, in each case in favor of policyholders of such Borrower or such Insurance Subsidiary and granted in the ordinary course of such Borrower's or such Insurance Subsidiary's business;

             (o) Liens granted by Nationwide Realty Investors, Ltd. and its Subsidiaries on real property owned thereby and the improvements thereon in connection with the development or operation of such real property and improvements;

             (p) Liens granted on assets of Subsidiaries of such Borrower (other than a Subsidiary which is a Borrower) securing indebtedness of such Person incurred in connection with the sale or issuance of CDOs, provided that no Borrower or Subsidiary has any recourse obligations with respect thereto;

             (q) in the case of Nationwide Life, Liens securing Rate Management Obligations of Nationwide Life incurred in connection with funding agreements issued by Nationwide Life to support its Medium Term Note Program; and

             (r) Liens not otherwise permitted by the foregoing clauses of this
         SECTION 6.12 securing Indebtedness in an aggregate principal or face amount at any date not to exceed (i) in the case of Nationwide Mutual and Nationwide Life, 5% of such Borrower's Statutory Surplus and (ii) in the case of NFS, 5% of the Consolidated Tangible Net Worth of NFS.

Notwithstanding anything to the contrary in this SECTION 6.12, in no event shall Nationwide Mutual or its Subsidiaries create, incur or suffer to exist any Lien on the stock of NFS, and in no event shall NFS create, incur or suffer to exist any Lien on the stock of Nationwide Life.

         6.13 AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction; PROVIDED, that the foregoing provisions of this SECTION 6.13 shall not prohibit any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default in respect of such Borrower shall have occurred and be continuing.

         6.14 ERISA COMPLIANCE. With respect to any Plan, neither such Borrower nor any of its Subsidiaries shall or shall permit any other member of the Controlled Group to:

             (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to
         Section 4975 of the Code in excess of $5,000,000 for all Plans in the aggregate (less amounts determined pursuant to clauses (b), (c) and (d)) could reasonably be expected to be imposed;

             (b) permit an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $5,000,000 for all Plans in the aggregate (less amounts determined pursuant to clauses (a), (c) and (d)) to be incurred whether or not waived, or permit any Unfunded Liability which could reasonably be expected to have a Material Adverse Effect;

             (c) permit the occurrence of any Reportable Event which could reasonably be expected to result in liability (i) to the Borrower or any Subsidiary in excess of $5,000,000 for all Plans in the aggregate (less amounts determined pursuant to clauses (a), (b) and (d)) or (ii) to any other member of the Controlled Group in an amount which could reasonably be expected to have a Material Adverse Effect;

             (d) fail to make any contribution or payment to any Multiemployer Plan which any member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto which results in or could result in a liability (i) of the Borrower or any Subsidiary in excess of $5,000,000 for all Plans in the aggregate (less amounts determined pursuant to clauses (a), (b) and (c)) or (ii) of any other member of the Controlled Group which could reasonably be expected to have a Material Adverse Effect; or

             (e) permit the establishment or amendment of any Plan or cause or permit any Plan to fail to comply with the applicable provisions of ERISA and the Code, which establishment, amendment or failure could reasonably be expected to result in liability to any member of the Controlled Group which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         6.15 FINANCIAL COVENANTS.
              -------------------

             6.15.1 STATUTORY SURPLUS OF NATIONWIDE MUTUAL. Nationwide Mutual will not permit its Statutory Surplus, determined as at the end of each fiscal quarter of Nationwide Mutual, to be less than (a) $4.6 billion at any time prior to the AMH Acquisition and (b) $3.6 billion at any time on or after the consummation of the AMH Acquisition.

             6.15.2 STATUTORY SURPLUS OF NATIONWIDE LIFE. Nationwide Life will not permit its Statutory Surplus, determined as at the end of each fiscal quarter of Nationwide Life, to be less than $935,000,000 at any time.

             6.15.3 CONSOLIDATED TANGIBLE NET WORTH OF NFS. NFS will not permit its Consolidated Tangible Net Worth, determined as at the end of each fiscal quarter of NFS, to be less than $1,685,000,000 at any time.

             6.15.4 LEVERAGE RATIO OF NATIONWIDE MUTUAL. Nationwide Mutual will not permit the ratio, determined as of the end of each fiscal quarter of Nationwide Mutual, of (a) Indebtedness of Nationwide Mutual to (b) Total Capitalization of Nationwide Mutual, to be greater than 0.35 to 1.0.

             6.15.5 LEVERAGE RATIO OF NFS. NFS will not permit the ratio, determined as of the end of each fiscal quarter of NFS, of (a) Indebtedness of NFS and its Subsidiaries calculated on a consolidated basis as of such time to (b) Total Capitalization of NFS, to be greater than 0.35 to 1.0.

                                  ARTICLE VII

                                    DEFAULTS
                                    --------

         The occurrence of any one or more of the following events with respect to any Borrower shall constitute a Default with respect to such Borrower:

         7.1 REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by or on behalf of such Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered by or on behalf of such Borrower or any of its Subsidiaries in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2 NON-PAYMENT OF OBLIGATIONS. Nonpayment of principal of any Loan made to such Borrower when due, or nonpayment of interest upon any Loan made to such Borrower or of any Facility Fee or Utilization Fee or other obligations of such Borrower under any of the Loan Documents within five days after the same becomes due.

         7.3 SPECIFIC DEFAULTS. The breach by such Borrower of any of the terms or provisions of SECTION 6.2, 6.10, 6.11, 6.12, 6.14 or 6.15.

         7.4 OTHER DEFAULTS. The breach by such Borrower (other than a breach which constitutes a Default under another Section of this ARTICLE VII) of any of the terms or provisions of this Agreement which is not remedied within twenty
(20) days after written notice from the Agent or any Lender.

         7.5 CROSS-DEFAULT. Failure of such Borrower or any of its Material Affiliates to pay when due any Indebtedness aggregating in excess of $25,000,000 ("MATERIAL INDEBTEDNESS"); or the default by such Borrower or any of its Material Affiliates in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of such Borrower or any of its Material Affiliates shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or such Borrower or any of its Material Affiliates shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6 VOLUNTARY PROCEEDINGS. Such Borrower or any of its Material Affiliates shall (a) have an order for relief entered with respect to it under the Federal bankruptcy or state insurance insolvency laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy or state insurance insolvency laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6 or (f) fail to contest in good faith any appointment or proceeding described in SECTION 7.7.

         7.7 INVOLUNTARY PROCEEDINGS. Without the application, approval or consent of such Borrower or any of its Material Affiliates, a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Borrower or any of its Material Affiliates or any Substantial Portion of its Property, or a proceeding described in SECTION 7.6(d) shall be instituted against such Borrower or any of its Material Affiliates and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

         7.8 CONDEMNATION. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of such Borrower and its Material Affiliates which, when taken together with all other Property of such Borrower and its Material Affiliates so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9 JUDGMENTS. Such Borrower or any of its Material Affiliates shall fail within 30 days to pay, bond or otherwise discharge one or more (a) judgments or orders for the payment of money in excess of $25,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or
(b) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10 CHANGE IN CONTROL. Any Change in Control shall occur.

         7.11 RATE MANAGEMENT OBLIGATION. Nonpayment by such Borrower or any of its Subsidiaries of any Rate Management Obligation in respect of any Rate Management Transaction entered into between such Borrower or any of its Subsidiaries and any Lender or Affiliate thereof with respect to the Obligations under this Agreement when due or the breach by such Borrower or any of its Subsidiaries of any material term, provision or condition contained in any Rate Management Transaction entered into with respect to the Obligations under this Agreement.

         7.12 LICENSE. Any License of such Borrower (in the case of Nationwide Mutual and Nationwide Life) or any Material Insurance Subsidiary of such Borrower in a material jurisdiction of such Person (a) shall be revoked by the Governmental Authority which issued such License, or any action (administrative or judicial) which could reasonably be expected to result in the revocation of such License shall have been commenced against such Borrower or any such Material Insurance Subsidiary and shall not have been dismissed within thirty
(30) days after the commencement thereof, (b) shall be suspended by such Governmental Authority for a period in excess of thirty (30) days or (c) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Borrower or such Material Insurance Subsidiary. For the purposes of this SECTION 7.12, "material jurisdiction" shall mean a jurisdiction in which such Borrower or Material Insurance Subsidiary generates 10% or more of its total premiums.

         7.13 VIOLATION OF INSURANCE LAWS. Such Borrower (in the case of Nationwide Mutual and Nationwide Life) or any Material Insurance Subsidiary of such Borrower shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $2,000,000 in any single instance or other such orders imposing fines in excess of $5,000,000 in the aggregate after the Closing Date by or at the request of any state insurance regulatory agency as a result of the violation by such Borrower or such Material Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

         7.14 DIRECTIVE OR MANDATE. Such Borrower (in the case of Nationwide Mutual and Nationwide Life) or any Material Insurance Subsidiary shall become subject to any conservation, rehabilitation or liquidation order (which, in the case of any Material Insurance Subsidiary, is not stayed within ten (10) days), directive or mandate issued by any Governmental Authority or such Borrower (in the case of Nationwide Mutual and Nationwide Life) or any Material Insurance Subsidiary shall become subject to any other directive or mandate issued by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect.

         7.15 CROSS-DEFAULT WITH RESPECT TO OTHER BORROWERS. The occurrence of a Default under SECTION 7.2, 7.6 or 7.7 with respect to any other Borrower.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

         8.1 ACCELERATION. If any Default described in SECTION 7.6 or 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans to such Borrower hereunder, or declare the Obligations of such Borrower to be due and payable, or both, whereupon the Obligations of such Borrower shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives.

         If, within 30 days after acceleration of the maturity of any or all of the Obligations or termination of the obligations of the Lenders to make Loans to one or more of the Borrowers hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the affected Borrower or Borrowers, rescind and annul such acceleration and/or termination.

         8.2 AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all of the Lenders:

             (a) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

             (b) Reduce the percentage specified in the definition of Required Lenders.

             (c) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under
         SECTION 2.1.4, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrowers to assign their rights under this Agreement.

             (d) Amend this SECTION 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan to any Borrower notwithstanding the existence of a Default with respect to such Borrower or the inability of such Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

         9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Loans herein contemplated.

         9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in SECTION 10.13.

         9.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, PROVIDED, HOWEVER, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of SECTIONS 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6 EXPENSES; INDEMNIFICATION. (a) Each Borrower jointly and severally agrees to reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. Each Borrower also jointly and severally agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrowers under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. Each Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "REPORTS") pertaining to such Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of such Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

             (b) Each Borrower hereby further jointly and severally agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification and except as provided in SECTION 3.5. The obligations of the Borrowers under this SECTION 9.6 shall survive the termination of this Agreement.

         9.7 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10 NONLIABILITY OF LENDERS. The relationship between the Borrowers on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to any Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to any Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations. Each Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to such Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, provided that such Persons agree to keep such information confidential to the same extent required by the Lenders hereunder,
(b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party and is legally required to disclose such information, (f) of public information such Lender receives from any Borrower to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (g) permitted by
SECTION 12.4.

         9.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.13 DISCLOSURE. Each Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any Borrower and its Affiliates.

                                   ARTICLE X

                                    THE AGENT
                                    ---------

         10.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "AGENT") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this ARTICLE
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2 POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3 GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in ARTICLE IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of any Borrower or any guarantor of any of the Obligations or of any Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by any Borrower to the Agent at such time, but is voluntarily furnished by any Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5 ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, PROVIDED that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this SECTION 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10 RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this ARTICLE X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
SECTION 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13 AGENT AND ARRANGER FEES. The Borrowers agree to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrowers, the Agent and the Arranger pursuant to that certain letter agreement dated April 27, 2000, or as otherwise agreed from time to time.

         10.14 DELEGATION TO AFFILIATES. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under ARTICLES IX and X.

         10.15 CO-AGENTS, DOCUMENTATION AGENT, SYNDICATION AGENT, ETC. Neither any of the Lenders identified in this Agreement as a "co-agent" nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in SECTION 10.11.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

         11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTION 3.1, 3.2, 3.4 or 3.5 or payments of principal or interest on Competitive Bid Loans by any Borrower at a time when no Default is continuing with respect to such Borrower) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of the Loans.

                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

         12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with
SECTION 12.3. The parties to this Agreement acknowledge that clause (b) of this
SECTION 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of SECTION 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with SECTION 12.3; PROVIDED, HOWEVER, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2 PARTICIPATIONS.

              12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of SECTION 8.2 or of any other Loan Document.

                  12.2.3. BENEFIT OF SETOFF. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

         12.3 ASSIGNMENTS.

              12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT C or in such other form as may be agreed to by the parties thereto. The consent of the Borrowers and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrowers shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrowers and the Agent otherwise consents) be in an amount not less than the lesser of (a) $10,000,000 or (b) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

              12.3.2. EFFECT; EFFECTIVE DATE. Upon (a) delivery to the Agent of an assignment, together with any consents required by SECTION 12.3.1, and (b) payment to the Agent by the Purchaser or the Lender of a $3,500 fee in respect of any assignment under this SECTION 12.3 for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this

         Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4 DISSEMINATION OF INFORMATION. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of such Borrower and its Subsidiaries, including without limitation any information contained in any Reports; PROVIDED that each Transferee and prospective Transferee agrees to be bound by SECTION 9.11 of this Agreement.

         12.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 3.5(d).

         12.6 DESIGNATION. (a) Notwithstanding anything to the contrary contained herein, any Lender (a "DESIGNATING LENDER") may grant to one or more special purpose funding vehicles (each, an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

              (b) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; PROVIDED, HOWEVER, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any Loan Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. In the event that any Notes have been issued to the Designated Lender hereunder, no additional Notes shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Notes as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

              (c) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

              (d) In addition, notwithstanding anything to the contrary contained in this SECTION 12.6 or otherwise in this Agreement, any SPV may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender or, with the prior consent of the Borrowers and the Agent (provided, that if a Default has occurred and is continuing, the consent of the Borrowers shall not be required) to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and
         (ii) disclose on a confidential basis any non-public information relating to its Loan to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV, provided that such Persons agree to keep such information confidential to the same extent required by the Lenders hereunder. This
         SECTION 12.6 may not be amended without the written consent of any Designating Lender affected thereby.

                                  ARTICLE XIII

                                     NOTICES
                                     -------

         13.1 NOTICES. Except as otherwise permitted by SECTION 2.12 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of any Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers in accordance with the provisions of this SECTION 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; PROVIDED that notices to the Agent under ARTICLE II shall not be effective until received.

         13.2 CHANGE OF ADDRESS. Any Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

         15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2 CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST

THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3 WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.



                            [signature pages follow]

         IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                     NATIONWIDE MUTUAL INSURANCE COMPANY


                                     By:
                                          --------------------------------
                                              Duane M. Campbell
                                     Title:   Vice President and Treasurer
                                            ------------------------------
                                              One Nationwide Plaza
                                              Columbus, Ohio 43215-2220
                                              Attention: Carol Dove
                                              Telephone: (614) 249-2437
                                              FAX: (614) 249-2739


                                     NATIONWIDE LIFE INSURANCE COMPANY


                                     By:
                                          --------------------------------
                                              Duane M. Campbell
                                     Title:   Vice President and Treasurer
                                              ----------------------------
                                              ----------------------------
                                              ----------------------------
                                              Attention: Carol Dove
                                                         -----------------
                                              Telephone: (614) 249-2437
                                              FAX: (614) 249-2739


                                     NATIONWIDE FINANCIAL SERVICES, INC.


                                     By:
                                          --------------------------------
                                              Duane M. Campbell
                                     Title:   Assistant Treasurer
                                              ----------------------------
                                              ----------------------------
                                              ----------------------------
                                              Attention: Carol Dove
                                                         -----------------
                                              Telephone: (614) 249-2437
                                              FAX: (614) 249-2739

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


                                     BANK ONE, NA, Individually and as Agent


                                     By:
                                          --------------------------------
                                     Title:
                                           -------------------------------
                                           1 Bank One Plaza
                                           Chicago, Illinois  60670
                                           Attention:  Cynthia W. Priest
                                           Telephone:  (312) 732-9565
                                           FAX:  (312) 732-4033

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     THE CHASE MANHATTAN BANK, Individually
                                     and as Syndication Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           270 Park Avenue
                                           20th Floor
                                           New York, New York 10017
                                           Attention:  Helen L. Newcomb
                                           Telephone: (212) 270-6260
                                           FAX: (212) 270-1511











                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     THE BANK OF NEW YORK, Individually and as
                                     Co-Documentation Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           Insurance Division
                                           One Wall Street, 17th Floor
                                           New York, New York 10286
                                           Attention: J. David Parker, Jr.
                                           Telephone: (212) 635-6482
                                           FAX: (212) 809-9520










                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     CITICORP USA, INC. , Individually and as
                                     Co-Documentation Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           399 Park Avenue
                                           12th Floor, Zone 12
                                           New York, New York 10043
                                           Attention: Sandro Heim
                                           Telephone: (212) 559-8152
                                           FAX: (212) 371-6309










                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     REVOLVING COMMITMENT VEHICLE CORPORATION,
                                     Individually and as Managing Agent

                                     By:   Morgan Guaranty Trust Company of
                                           New York, as Attorney-in-fact for
                                           Revolving Commitment Vehicle
                                           Corporation


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           60 Wall Street
                                           New York, New York 10260-0060
                                           Attention: Maria Dell'aquila
                                           Telephone: (212) 648-5249
                                           FAX: (212) 648-1351

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     BANK OF AMERICA, N.A., Individually and
                                     as Managing Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           901 Main Street
                                           66th Floor
                                           Dallas, Texas 75202
                                           Attention: Jim Miller
                                           Telephone: (214) 209-0559
                                           FAX: (214) 209-3742

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     FIRST UNION NATIONAL BANK, Individually
                                     and as Managing Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           1339 Chestnut Street
                                           PA 4819
                                           Philadelphia, Pennsylvania 19101
                                           Attention: Dierdre McAleer
                                           Telephone: (215) 973-7560
                                           FAX: (215) 786-4114

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     MELLON BANK, N.A., Individually and as
                                     Managing Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           Global Insurance Group
                                           One Mellon Center
                                           Room 4401
                                           Pittsburgh, Pennsylvania 15258-0001
                                           Attention: Maria E. Totin
                                           Telephone: (412) 236-1625
                                           FAX: (412) 234-8087

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     FLEET NATIONAL BANK, Individually and as
                                     Managing Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------


                                           Attention:
                                           Telephone: (___) ___-____
                                           FAX: (___) ___-____

                        [TO FIVE YEAR CREDIT AGREEMENT]

                                     KEYBANK NATIONAL ASSOCIATION, Individually and as Managing Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           127 Public Square
                                           Cleveland, Ohio 44114
                                           Attention: Sherrie Manson
                                           Telephone: (216) 689-3443
                                           FAX: (216) 689-4981

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     WELLS FARGO BANK, N.A., Individually and as Managing Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           230 West Monroe, Suite 2900
                                           MAC E2616-290
                                           Chicago, Illinois 60606
                                           Attention: Robert C. Meyer
                                           Telephone: (312) 345-8623
                                           FAX: (312) 845-8606

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     FIRSTAR BANK, NA, Individually and as
                                     Co-Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           175 South Third Street
                                           4th Floor
                                           Columbus, Ohio 43215
                                           Attention: Jim Neil
                                           Telephone: (614) 232-2262
                                           FAX: (614) 232-8098

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     THE HUNTINGTON NATIONAL BANK, Individually and as Co-Agent


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           -------------------------------
                                           -------------------------------

                                           Attention:
                                           Telephone: (___) ___-____
                                           FAX: (___) ___-____

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     NATIONAL CITY BANK, Individually


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           155 East Broad Street
                                           Third Floor
                                           Columbus, Ohio 43215
                                           Attention: Rick Mariotti
                                           Telephone: (614) 463-7305
                                           FAX: (614) 463-6770

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     STATE STREET BANK AND TRUST COMPANY,
                                     Individually


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           Lafayette Corporate Center
                                           2 Avenue de Lafayette
                                           Boston, Massachusetts 02111
                                           Attention: Edward M. Anderson
                                           Telephone: (617) 662-3782
                                           FAX: (617) 662-3778

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     WACHOVIA BANK, NA, Individually


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           191 Peachtree Street NE
                                           22nd Floor
                                           Atlanta, Georgia
                                           Attention: Rhonda Smith
                                           Telephone: (404) 332-5675
                                           FAX: (404) 332-5905

                        [TO FIVE YEAR CREDIT AGREEMENT]

                                     FIFTH THIRD BANK, CENTRAL OHIO,
                                     Individually


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           21 East State Street
                                           7th Floor
                                           Columbus, Ohio 43221
                                           Attention: Jennifer Vanover
                                           Telephone: (614) 233-4363
                                           FAX: (614) 223-3902

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                     FIRST HAWAIIAN BANK, Individually


                                     By:
                                          --------------------------------

                                     Title:
                                           -------------------------------
                                           999 Bishop Street
                                           Corporate National Banking Division
                                           11th Floor
                                           Honolulu, HI 96813
                                           Attention: Jeffrey N. Higashi
                                           Telephone: (808) 525-8781
                                           FAX: (808) 525-6372

                         [TO FIVE YEAR CREDIT AGREEMENT]

                                PRICING SCHEDULE


==============================================================================================================
                           LEVEL I       LEVEL II      LEVEL III      LEVEL IV       LEVEL V      LEVEL VI
                           STATUS         STATUS         STATUS        STATUS        STATUS        STATUS
--------------------------------------------------------------------------------------------------------------
Eurodollar Rate           0.1275%         0.120%         0.160%        0.275%        0.350%        0.500%
--------------------------------------------------------------------------------------------------------------
Facility Fee Rate          0.060%         0.080%         0.090%        0.125%        0.150%        0.250%
--------------------------------------------------------------------------------------------------------------
Utilization Fee            0.050%         0.050%         0.100%        0.100%        0.125%        0.150%
==============================================================================================================

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "LEVEL I STATUS" exists (a) with respect to Nationwide Mutual or Nationwide Life, at any date if, on such date, such Person's Moody's Rating is Aaa or better and such Person's S&P Rating is AAA or better and (b) with respect to NFS, at any date if, on such date, NFS's Moody's Rating is Aa1 or better and NFS's S&P Rating is AAA- or better.

         "LEVEL II STATUS" exists with respect to any Borrower at any date if, on such date, (a) such Borrower has not qualified for Level I Status and (b) (i) with respect to Nationwide Mutual or Nationwide Life, such Person's Moody's Rating is Aa3 or better and such Person's S&P Rating is AA- or better and (ii) with respect to NFS, NFS's Moody's Rating is A1 or better and NFS's S&P Rating is A+ or better.

         "LEVEL III STATUS" exists with respect to any Borrower at any date if, on such date, (a) such Borrower has not qualified for Level I Status or Level II Status and (b) (i) with respect to Nationwide Mutual or Nationwide Life, such Person's Moody's Rating is A2 or better and such Person's S&P Rating is A or better and (ii) with respect to NFS, NFS's Moody's Rating is A3 or better and NFS's S&P Rating is A- or better.

         "LEVEL IV STATUS" exists with respect to any Borrower at any date if, on such date, (a) such Borrower has not qualified for Level I Status, Level II Status or Level III Status and (b) (i) with respect to Nationwide Mutual or Nationwide Life, such Person's Moody's Rating is A3 or better and such Person's S&P Rating is A- or better and (ii) with respect to NFS, NFS's Moody's Rating is Baa1 or better and NFS's S&P Rating is BBB+ or better.

         "LEVEL V STATUS" exists with respect to any Borrower at any date if, on such date, (a) such Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (b) (i) with respect to Nationwide Mutual or Nationwide Life, such Person's Moody's Rating is Baa1 or better and such Person's S&P Rating is BBB+ or better and (ii) with respect to NFS, NFS's Moody's Rating is Baa2 or better and NFS's S&P Rating is BBB or better.

         "LEVEL VI STATUS" exists with respect to any Borrower at any date if, on such date, such Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status.

         "MOODY'S RATING" means, at any time, (a) with respect to Nationwide Mutual and Nationwide Life, the financial strength rating issued by Moody's and then in effect with respect to such Person, and (b) with respect to NFS, the rating issued by Moody's and then in effect with respect to NFS's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P RATING" means, at any time, (a) with respect to Nationwide Mutual and Nationwide Life, the financial strength rating issued by S&P and then in effect with respect to such Person, and (b) with respect to NFS, the rating issued by S&P and then in effect with respect to NFS's senior unsecured long-term debt securities without third-party credit enhancement.

         "STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

         The Applicable Margin and the Applicable Facility Fee Rate with respect to each Borrower shall be determined in accordance with the foregoing table based on such Borrower's Status as determined from its then-current Moody's and S&P Ratings. The Applicable Utilization Fee shall be determined in accordance with the foregoing table based on the Status of the Borrower which has the lowest Status (with Level I Status being the highest Status and Level VI Status being the lowest Status) of all Borrowers to which Advances are then outstanding.

         The credit rating in effect on any date for the purposes of this
Schedule is that in effect at the close of business on such date. If at any time a Borrower has no Moody's Rating or no S&P Rating, Level VI Status shall exist.

                                   SCHEDULE I

                                   COMMITMENTS
                                   -----------


--------------------------------------------------------------------------------
               Lender                                          Commitment
               ------                                          ----------
--------------------------------------------------------------------------------
         Bank One, NA                                         $63,000,000
--------------------------------------------------------------------------------
         The Chase Manhattan Bank                             $56,000,000
--------------------------------------------------------------------------------
         The Bank of New York                                 $56,000,000
--------------------------------------------------------------------------------
         Citicorp USA, Inc.                                   $56,000,000
--------------------------------------------------------------------------------
         Revolving Commitment Vehicle Corporation             $45,500,000
--------------------------------------------------------------------------------
         Bank of America, N.A.                                $45,500,000
--------------------------------------------------------------------------------
         First Union National Bank                            $45,500,000
--------------------------------------------------------------------------------
         Mellon Bank, N.A.                                    $45,500,000
--------------------------------------------------------------------------------
         Fleet National Bank                                  $42,000,000
--------------------------------------------------------------------------------
         KeyBank National Association                         $42,000,000
--------------------------------------------------------------------------------
         Wells Fargo Bank, N.A.                               $42,000,000
--------------------------------------------------------------------------------
         Firstar Bank, NA                                     $35,000,000
--------------------------------------------------------------------------------
         The Huntington National Bank                         $35,000,000
--------------------------------------------------------------------------------
         National City Bank                                   $21,000,000
--------------------------------------------------------------------------------
         State Street Bank and Trust Company                  $21,000,000
--------------------------------------------------------------------------------
         Wachovia Bank, N.A.                                  $21,000,000
--------------------------------------------------------------------------------
         Fifth Third Bank, Central Ohio                       $14,000,000
--------------------------------------------------------------------------------
         First Hawaiian Bank                                  $14,000,000
--------------------------------------------------------------------------------
         Aggregate Commitment:                                $700,000,000
         --------------------                                  ===========
--------------------------------------------------------------------------------